Exhibit 99.1

FOR IMMEDIATE RELEASE

May 6, 2015

Contact:	Jill McMillan, Vice President of Communications and Investor Relations
Phone: (214) 721-9271
Jill.McMillan@enlink.com

ENLINK MIDSTREAM REPORTS FIRST QUARTER 2015 RESULTS

DALLAS, May 6, 2015 — The EnLink Midstream companies, EnLink Midstream Partners, LP (NYSE: ENLK) (the Partnership) and EnLink Midstream, LLC (NYSE: ENLC) (the General Partner), today reported results for the first quarter of 2015.

First Quarter 2015 — EnLink Midstream Partners, LP Financial Results

The Partnership realized adjusted EBITDA of $129.9 million, net income from continuing operations of $35.0 million, net cash provided by operating activities of $170.6 million and distributable cash flow of $98.7 million for the first quarter of 2015. The Partnership’s first quarter 2015 gross operating margin was $278.9 million and operating income was $50.8 million.  Adjusted EBITDA, distributable cash flow and gross operating margin are explained in greater detail under “Non-GAAP Financial Information,” and reconciliations of these measures to their most directly comparable GAAP measures are included in the tables at the end of this news release.

“We are pleased with our first quarter performance and continue to execute on our growth plan in this challenging commodity environment,” said Barry E. Davis, EnLink President and Chief Executive Officer.  “Consistent with our growth strategy, the Partnership has completed approximately $3.7 billion of drop downs, growth projects and strategic acquisitions in the last year.  As we look ahead, we remain well positioned for stability and long-term growth.”

The Partnership’s operating and reporting segments are based principally upon geographic regions served and consist of the following: the Texas segment, which includes natural gas gathering, processing, transmission and fractionation operations located in north Texas and west Texas; the Louisiana segment, which includes pipelines, processing plants and NGL assets located in Louisiana; the Oklahoma segment, which includes natural gas gathering and processing operations located in Oklahoma; the Crude and Condensate segment, which has historically been referred to as the Ohio River Valley segment and which includes rail, truck, pipeline and barge facilities to deliver crude and condensate in Texas, Louisiana and the Ohio River Valley and brine disposal wells in the Ohio River Valley; and the corporate segment, which includes operating activity for intersegment eliminations and gains or losses from derivative activities.

Each business segment’s contribution to the Partnership’s first quarter 2015 gross operating margin is below:

•      The Texas segment contributed $144.8 million of gross operating margin.

•      The Louisiana segment contributed $65.2 million of gross operating margin.

•      The Oklahoma segment contributed $40.5 million of gross operating margin.

•      The Crude and Condensate segment contributed $28.2 million of gross operating margin.

•      The Corporate segment contributed $0.2 million of gross operating margin.

The Partnership’s first quarter 2015 operating expenses were $96.2 million; general and administrative expenses were $41.9 million; depreciation and amortization expense was $90.0 million; net interest expense was $18.9 million; and income from equity investment was $3.7 million.  Net income per limited partner common unit for the first quarter of 2015 was $0.03.

First Quarter 2015 — EnLink Midstream, LLC Financial Results

The General Partner reported net income of $24.3 million for the first quarter of 2015. The General Partner’s cash available for distribution was $52.1 million, which resulted in a 1.29x coverage ratio on the declared distribution of $0.245 per General Partner unit for the quarter. Cash available for distribution is explained in greater detail under “Non-GAAP Financial Information,” and a reconciliation of this measure to its most directly comparable GAAP measure is included in the tables at the end of this news release.

EnLink Midstream to Hold Earnings Conference Call on May 6, 2015

EnLink Midstream, LLC (NYSE: ENLC) (the General Partner) and EnLink Midstream Partners, LP (NYSE: ENLK) (the Partnership) will hold a conference call to discuss first quarter financial results on Wednesday, May 6, 2015, at 9:00 a.m. Central time (10:00 a.m. Eastern time).

The dial-in number for the call is 1-866-270-1533. Callers outside the United States should dial 1-412-317-0797. Participants can also preregister for the conference call by navigating to http://dpregister.com/10064184 where they will receive their dial-in information upon completion of their preregistration.

Interested parties can access an archived replay of the call on the Investors page of EnLink Midstream’s website at www.enlink.com.

About the EnLink Midstream Companies

EnLink Midstream is a leading midstream provider formed through the combination of Crosstex Energy and substantially all of the U.S. midstream assets of Devon Energy Corporation (Devon). EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include over 9,100 miles of gathering and transportation pipelines, 16 processing plants with 3.6 billion cubic feet per day of processing capacity, seven fractionators with 280,000 barrels per day of fractionation capacity, as well as barge and rail terminals, product storage facilities, purchase and marketing capabilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies.

The Partnership and the General Partner announced the filing with the Securities and Exchange Commission of their respective annual reports on Form 10-K for the year ended December 31, 2014.  Each report was filed on February 20, 2015 and is available at the Investors page of EnLink Midstream’s website at www.enlink.com.

Unitholders may receive a hard copy of the reports, free of charge, by sending requests to EnLink Midstream, 2501 Cedar Springs Road, Dallas, Texas 75201, Attention: Communications and Investor Relations.

Additional information about the EnLink companies can be found at www.enlink.com.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principle financial measures that we refer to as adjusted EBITDA, distributable cash flow, gross operating margin, growth capital expenditures, maintenance capital expenditures and the General Partner’s cash available for distribution.  We define adjusted EBITDA as net income from continuing operations plus interest expense, provision for income taxes, depreciation and amortization expense, impairment expense, stock-based compensation, gain on noncash derivatives, transaction costs, distribution of equity investment and non-controlling interest and income on equity investment. We define distributable cash flow as net cash provided by operating activities plus adjusted EBITDA, net to EnLink Midstream Partners, LP less interest expense, interest rate swap, cash taxes and other, maintenance capital expenditures and Predecessor adjusted EBITDA.  Gross operating margin is defined as revenue minus the cost of purchased gas, NGL, condensate and crude oil. Growth capital expenditures are defined as all construction-related direct labor and material costs, as well as indirect construction costs including general engineering costs and the costs of funds used in construction. We define cash available for distribution for the General Partner as distributions due to the General Partner from the Partnership and the General Partner’s 25% interest in the adjusted EBITDA of EnLink Midstream Holdings, LP (“Midstream Holdings”) less maintenance capital, which is distributed to the General Partner on a monthly basis, less specific general and administrative costs as a separate public reporting entity, the interest costs associated with the General Partner’s debt and current taxes attributable to earnings.

The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP) with the exception of maintenance capital expenditures and the adjusted EBITDA of Midstream Holdings.  Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives. Adjusted EBITDA of Midstream Holdings is defined as earnings plus depreciation, provisions for income taxes and distribution of equity investment less income on equity investment.

The Partnership and General Partner believe these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior-reported results and a meaningful measure of the Partnership’s and the General Partner’s cash flow after it has satisfied the capital and related requirements of its operations.

Gross operating margin, adjusted EBITDA, distributable cash flow, growth capital expenditures, maintenance capital expenditures and cash available for distribution, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s and the General Partner’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Reconciliations of these measures to their most directly comparable GAAP measures are included in the following tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially than those indicated. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, projected or forecasted financial results, objectives, project timing, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations and cash flows include, without limitation, (a) the dependence on Devon for a substantial portion of the natural gas that we gather, process and transport, (b) our lack of asset diversification, (c) our vulnerability to having a significant portion of our operations concentrated in the Barnett Shale, (d) the amount of hydrocarbons transported in our gathering and transmission lines and the level of our processing and fractionation operations, (e) fluctuations in oil, natural gas and NGL prices, (f) construction risks in our major development projects, (g) our ability to consummate future acquisitions, successfully integrate any acquired businesses, realize any cost savings and other synergies from any acquisition, (h) changes in the availability and cost of capital, (i) competitive conditions in our industry and their impact on our ability to connect hydrocarbon supplies to our assets, (j) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, (k) a failure in our computing systems or a cyber-attack on our systems, and (l) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in EnLink Midstream Partners, LP’s and EnLink Midstream, LLC’s filings with the Securities and Exchange Commission, including EnLink Midstream Partners, LP’s and EnLink Midstream, LLC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Neither EnLink Midstream Partners, LP nor EnLink Midstream, LLC assumes any obligation to update these forward-looking statements.

(Tables follow)

EnLink Midstream Partners, LP

Selected Financial Data

(All amounts in millions except per unit amounts)

Three Months Ended
March 31, 2015
(Unaudited)
Revenues:
Revenues	$773.1
Revenues - affiliates	163.0
Gain on derivative activity	0.2
Total revenues	936.3
Purchased gas, NGLs, condensate and crude oil (1)	657.4
Gross operating margin	278.9
Operating costs and expenses:
Operating expenses	96.2
General and administrative	41.9
Depreciation and amortization	90.0
Total operating costs and expenses	228.1
Operating income	50.8
Other income (expense):
Interest expense, net of interest income	(18.9)
Income from equity investment	3.7
Other income	0.6
Total other expense	(14.6)
Income from continuing operations before non-controlling interest and income taxes	36.2
Income tax provision	(1.2)
Net income	35.0
Net income attributable to the non-controlling interest	15.4
Net income attributable to EnLink Midstream Partners, LP	$19.6
General partner interest in net income	$10.5
Limited partners’ interest in net income attributable to EnLink Midstream Partners, LP	$9.0
Class C partners’ interest in net income attributable to EnLink Midstream Partners, LP	$0.1
Net income attributable to EnLink Midstream Partners, LP per limited partners’ unit:
Basic per common unit	$0.03
Diluted per common unit	$0.03

(1)  Includes $7.9 million of affiliate purchased gas, NGLs, condensate and crude oil.

EnLink Midstream Partners, LP

Selected Financial Data

(All amounts in millions)

As a supplement to the financial information included herein for the three months ended March 31, 2015, the Partnership is furnishing the following tables, which segregate the results of operations of Midstream Holdings from the Partnership’s other operations.  The tables below reflect the following for the three months ended March 31, 2015:

•                  the Partnership’s results of operations excluding the operations of Midstream Holdings;

•                  the results of operations of 100% of Midstream Holdings on a stand-alone basis;

•                  the elimination of the portion of net income of Midstream Holdings attributable to the non-controlling interest in Midstream Holdings held by ENLC;

•                  the Partnership’s results of operations on a consolidated basis.

	Three Months Ended March 31, 2015
	(Unaudited)
	Partnership Excluding Midstream Holdings	Midstream Holdings	Eliminations	Partnership Consolidated
Revenues:
Revenues	$773.1	$—	$—	$773.1
Revenues - affiliates	10.2	152.8	—	163.0
Gain on derivative activity	0.2	—	—	0.2
Total revenues	783.5	152.8	—	936.3
Operating costs and expenses:
Purchased gas, NGLs, condensate and crude oil	647.0	10.4	—	657.4
Operating expenses	58.5	37.7	—	96.2
General and administrative	32.1	9.8	—	41.9
Depreciation and amortization	53.5	36.5	—	90.0
Total operating costs and expenses	791.1	94.4	—	885.5
Operating income	(7.6)	58.4	—	50.8
Other income (expense):
Interest expense, net of interest income	(18.9)	—	—	(18.9)
Income from equity investments	0.4	3.3	—	3.7
Other income	0.6	—	—	0.6
Total other income (expense)	(17.9)	3.3	—	(14.6)
Income from continuing operations before non-controlling interest and income taxes	(25.5)	61.7	—	36.2
Income tax provision	(0.6)	(0.6)	—	(1.2)
Net income	(26.1)	61.1	—	35.0
Net income (loss) attributable to non-controlling interest	—	—	15.4	15.4
Net income attributable to EnLink Midstream Partners, LP	$(26.1)	$61.1	$(15.4)	$19.6

EnLink Midstream Partners, LP

Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow

(All amounts in millions except ratios and per unit amounts)

Three Months Ended
March 31, 2015
(Unaudited)
Net income from continuing operations	$35.0
Interest expense	18.9
Depreciation and amortization	90.0
Income from equity investment	(3.7)
Distribution from equity investment	6.8
Stock-based compensation	13.8
Income taxes	1.2
Payments under onerous performance obligation offset to other current and long-term liabilities	(4.5)
Other (1)	10.7
Adjusted EBITDA before non-controlling interest	168.2
Non-controlling interest share of adjusted EBITDA	(25.1)
Transferred interest adjusted EBITDA (2)	(13.2)
Adjusted EBITDA, net to EnLink Midstream Partners, LP	$129.9
Interest expense	(18.9)
Non-cash valuation adjustment	(2.6)
Cash taxes and other	(0.8)
Maintenance capital expenditures	(8.9)
Distributable cash flow	$98.7
Actual declared distribution	$111.7
Distribution coverage	0.88x
Distributions declared per limited partner unit	$0.38

(1)         Includes financial derivatives marked-to-market, accretion expense associated with asset retirement obligations, reimbursed employee costs from Devon, and acquisition transaction costs.

(2)         Represents recast Midstream Holdings adjusted EBITDA.

EnLink Midstream Partners, LP

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA and Distributable Cash Flow

(All amounts in millions)

Three Months Ended
March 31, 2015
(Unaudited)
Net cash provided by operating activities	$170.6
Interest expense, net (1)	21.7
Current income tax	1.2
Distributions from equity investment in excess of earnings	4.1
Other (2)	2.4
Changes in operating assets and liabilities which provided cash:
Accounts receivable, accrued revenues, inventories and other	(102.8)
Accounts payable, accrued purchases and other (3)	71.0
Adjusted EBITDA before non-controlling interest	168.2
Non-controlling interest share of adjusted EBITDA	(25.1)
Transferred interest adjusted EBITDA (4)	(13.2)
Adjusted EBITDA, net to EnLink Midstream Partners, LP	$129.9
Interest expense	(18.9)
Non-cash valuation adjustment	(2.6)
Cash taxes and other	(0.8)
Maintenance capital expenditures	(8.9)
Distributable cash flow	$98.7

(1)         Net of amortization of debt issuance costs, discount and premium and valuation adjustment for mandatorily redeemable non-controlling interest included in interest expense.

(2)         Includes transaction costs.

(3)         Net of payments under onerous performance obligation offset to other current and long-term liabilities.

(4)         Represents recast Midstream Holdings adjusted EBITDA.

EnLink Midstream Partners, LP

Operating Data

Three Months Ended
March 31, 2015
(Unaudited)
Midstream Volumes:
Texas
Gathering and Transportation (MMBtu/d)	2,751,000
Processing (MMBtu/d)	1,136,300
Louisiana
Gathering and Transportation (MMBtu/d)	1,355,400
Processing (MMBtu/d)	434,400
NGL Fractionation (Gals/d)	5,632,000
Oklahoma
Gathering and Transportation (MMBtu/d)	431,800
Processing (MMBtu/d)	356,500
Crude and Condensate
Crude Oil Handling (Bbls/d)	66,300
Brine Disposal (Bbls/d)	3,600

EnLink Midstream, LLC

Selected Financial Data

(All amounts in millions except per unit amounts)

Three Months Ended
March 31, 2015
(Unaudited)
Revenues:
Revenues	$773.1
Revenues - affiliates	163.0
Gain on derivative activity	0.2
Total revenues	936.3
Purchased gas, NGLs, condensate and crude oil (1)	657.4
Gross operating margin	278.9
Operating costs and expenses:
Operating expenses	96.2
General and administrative	42.9
Depreciation and amortization	90.0
Total operating costs and expenses	229.1
Operating income	49.8
Other income (expense):
Interest expense, net of interest income	(19.1)
Income from equity investment	3.7
Other expense	0.5
Total other expense	(14.9)
Income from continuing operations before non-controlling interest and income taxes	34.9
Income tax provision	(10.6)
Net income	24.3
Net income attributable to the non-controlling interest	8.0
Net income attributable to EnLink Midstream, LLC	$16.3
Net income attributable to EnLink Midstream, LLC per unit:
Basic per common unit	$0.10
Diluted per common unit	$0.10

(1)  Includes $7.9 million of affiliate purchased gas, NGLs, condensate and crude oil.

EnLink Midstream, LLC

Cash Available for Distribution

(All amounts in millions except ratios and per unit amounts)

Three Months Ended
March 31, 2015
(Unaudited)
Distribution declared by ENLK associated with (1):
General partner interest	$0.6
Incentive distribution rights	8.8
ENLK common units owned	12.3
Total share of ENLK distributions declared	$21.7
Adjusted EBITDA of Midstream Holdings (2)	25.1
Transferred interest EBITDA (3)	13.2
Total cash available	$60.0
Uses of cash:
General and administrative expenses	(0.8)
Current income tax expense (4)	(4.4)
Interest expense	(0.2)
Maintenance capital expenditures (5)	(2.5)
Total cash used	$(7.9)
ENLC cash available for distribution	$52.1

Distribution declared per ENLC unit	$0.245
Cash distribution declared	$40.5
Distribution coverage	1.29x

(1)         Represents distributions declared by ENLK and to be paid to ENLC on May 14, 2015.

(2)         Represents ENLC’s interest in Midstream Holdings’ adjusted EBITDA, which is disbursed on a monthly basis to ENLC by Midstream Holdings.  Midstream Holdings’ adjusted EBITDA is defined as earnings plus depreciation, provision for income taxes and distributions from equity investment less income from equity investment.  ENLC’s share of Midstream Holdings’ adjusted EBITDA is comprised of its share in Midstream Holdings’ net income of $15.3 million plus its share in Midstream Holdings’ depreciation of $9.1 million, other non-cash items of $0.7 million, taxes of $0.1 million and distributions from equity investment of $0.7 million, less its share of income from equity investment of $0.8 million for the three months ended March 31, 2015.

(3)         Represents ENLC’s 25% interest in Midstream Holdings’ adjusted EBITDA contributed to the Partnership on February 17, 2015.

(4)         Represents ENLC’s stand-alone tax expense.

(5)         Represents ENLC’s interest in Midstream Holdings’ maintenance capital expenditures which is netted against the monthly disbursement of Midstream Holdings’ adjusted EBITDA per (2) above.

EnLink Midstream, LLC

Reconciliation of Net Income of ENLC to ENLC Cash Available for Distribution

(All amounts in millions)

Three Months Ended
March 31, 2015
(Unaudited)
Net income of ENLC	$24.3
Less: Net income attributable to ENLK	(19.6)
Net Income of ENLC excluding ENLK	$4.7
ENLC’s share of distributions from ENLK (1)	21.7
ENLC’s interest in Midstream Holdings’ depreciation (2)	9.1
ENLC’s interest in distributions from Midstream Holdings’ equity investment	0.7
ENLC’s interest in income from Midstream Holdings’ equity investment	(0.8)
ENLC’s interest in Midstream Holdings’ taxes	0.1
ENLC deferred income tax expense (3)	5.4
Maintenance capital expenditures (4)	(2.5)
Transferred interest EBITDA (5)	13.2
Other items (6)	0.5
ENLC cash available for distribution	$52.1

(1)         Represents distributions declared by ENLK and to be paid to ENLC on May 14, 2015.

(2)         Represents ENLC’s interest in Midstream Holdings’ depreciation, which is reflected as a non-cash deduction in the net income of ENLC excluding ENLK.

(3)         Represents ENLC’s stand-alone deferred taxes.

(4)         Represents ENLC’s interest in Midstream Holdings’ maintenance capital expenditures, which is netted against the monthly disbursement of Midstream Holdings’ adjusted EBITDA.

(5)         Represents ENLC’s 25% interest in Midstream Holdings’ adjusted EBITDA contributed to the Partnership on February 17, 2015.

(6)         Represents E2’s adjusted EBITDA and other non-cash items not included in cash available for distributions.